UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2013

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

                                                                        Federal                         0-25165                      14-1809721
                                                                   (State or Other Jurisdiction                                (Commission File No.)                           (I.R.S. Employer
                                                                     of Incorporation)                                                                                                          Identification No.)

                                                                                302 Main Street, Catskill NY                                                  12414
                                                                   (Address of Principal Executive Offices)                                                                               (Zip Code)

                                                                                          Registrant’s telephone number, including area code:    (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

On January 24, 2013, Greene County Bancorp, Inc. issued a press release disclosing financial results at and for the six and three months ended December 31, 2012 and 2011.     A copy of the press release is included as exhibit 99.1 to this report.

The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01                      Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1                                         Press release dated January 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE:  January 24, 2013                                                      By: /s/ Donald E. Gibson
              Donald E. Gibson
              President and Chief Executive Officer

FOR IMMEDIATE RELEASE
Date: January 24, 2013
For Further Information Contact:
Donald E. Gibson
President & CEO
(518) 943-2600
donaldg@tbogc.com

Michelle M. Plummer, CPA
EVP, COO & CFO
(518) 943-2600
michellep@tbogc.com

Greene County Bancorp, Inc. - Reports Quarterly Earnings

Catskill, N.Y. -- (BUSINESS WIRE) – January 24, 2013-- Greene County Bancorp, Inc. (the “Company”) (NASDAQ: GCBC), the holding company for The Bank of Greene County and its subsidiary Greene County Commercial Bank, today reported net income for the six months and quarter ended December 31, 2012, which is the second quarter of the Company’s fiscal year ending June 30, 2013.  Net income for the six months and quarter ended December 31, 2012 totaled $3.4 million, or $0.82 per basic and $0.81 per diluted share, and $1.7 million, or $0.40 per basic and $0.39 per diluted share, respectively, as compared to $3.0 million, or $0.72 per basic and diluted share, and $1.5 million, or $0.36 per basic and diluted share, for the six months and quarter ended December 31, 2011, respectively, an increase of $429,000, or 14.3%, and $174,000, or 11.6% for these same periods in the prior year.

Donald E. Gibson, President and CEO stated; “In light of the historically low interest environment and the net interest margin compression our industry has been experiencing we are proud to report another solid quarter.

               A large part of our strategy to offset margin compression has been to focus on growing quality loans. Over the last two years we have introduced several new residential and commercial loan products and have increased the size of our lending team by over 50%. We believe this emphasis along with personal service has played a large role in growing our net loans by over $20.0 million over the last six months and will serve us well in the future.”

Selected highlights for the six months and quarter ended December 31, 2012 are as follows:

•
Net interest income increased $340,000 to $10.8 million for the six months ended December 31, 2012 compared to $10.4 million for the six months ended December 31, 2011 and increased $147,000 to $5.4 million for the quarter ended December 31, 2012 compared to $5.2 million for the quarter ended December 31, 2011.     The increase in average balances of loans and securities, along with a decrease in rates paid on deposit accounts, primarily led to an increase in net interest income when comparing the six months and quarters ended December 31, 2012 and 2011.

•
Net interest rate spread decreased 21 basis points to 3.58% for the six months ended December 31, 2012 from 3.79% for the six months ended December 31, 2011, and decreased 29 basis points to 3.47% for the three months ended December 31, 2012 from 3.76% for the three months ended December 31, 2011.  Net interest margin decreased 25 basis points to 3.67% for the six months ended December 31, 2012 from 3.92% for the six months ended December 31, 2011, and decreased 33 basis points to 3.55% for the quarter ended December 31, 2012 as compared to 3.88% for the quarter ended December 31, 2011.  Despite increased net interest income from increased volume of loans and securities and a lower cost of funds, declines in the yields on interest-earning assets resulted in our net interest spread and net interest margin decreasing when comparing the three and six months ended December 31, 2012 and 2011, respectively.  Although the Company has benefited from re-pricing its interest-bearing liabilities in the continuing historically low interest rate environment, the average interest rates earned on our loans and investments have similarly continued to re-price into lower yields.

•
The provision for loan losses amounted to $985,000 and $896,000 for the six months ended December 31, 2012 and 2011, respectively, an increase of $89,000 or 9.9%.  The provision for loan losses amounted to $541,000 and $422,000 for the quarters ended December 31, 2012 and 2011, respectively.  The allowance for loan losses totaled $6.8 million at December 31, 2012 compared to $6.2 million at June 30, 2012 and $5.6 million at December 31, 2011.  The level of allowance for loan losses to total loans receivable increased to 1.91% at December 31, 2012 compared to 1.86% at June 30, 2012, and 1.77% at December 31, 2011.

•	Net charge-offs amounted to $398,000 and $348,000 for the six months ended December 31, 2012 and 2011, respectively, an increase of $50,000.
•
Nonperforming loans amounted to $7.1 million and $7.0 million at December 31, 2012 and June 30, 2012, respectively, an increase of $58,000 or 0.8%. Nonperforming loans remain high compared to historical levels as a result of adverse changes in the economy and local unemployment, which have been compounded by the extended length of time required to complete foreclosures in New York State.  At December 31, 2012, nonperforming assets were 1.16% of total assets and nonperforming loans were 2.04% of net loans.

•
Noninterest income increased $153,000 and $88,000 when comparing the six months and quarters ended December 31, 2012 and 2011, respectively.  Noninterest income amounted to $2.6 million and $1.3 million for the six months and quarter ended December 31, 2012, respectively.  These increases were primarily the result of higher service charges on deposit accounts due to growth in the number of deposit accounts, as well as an increase in fees earned through investment services.

•
Noninterest expense decreased $7,000 and $22,000 when comparing the six months and quarters ended December 31, 2012 and 2011, respectively. These decreases were primarily due to a decrease in legal and professional fees, equipment and furniture expense, occupancy expense, and other expenses.  The decrease in legal and professional fees of $68,000 and $43,000 when comparing the six months and quarters ended December 31, 2012 and 2011, respectively, were the result of lower costs for legal services related to loans in process of foreclosure and consulting services related to the implementation of strategic objectives.  The decrease in equipment and furniture expense was the result of lower depreciation as assets previously capitalized have become fully depreciated.  The decrease in other expenses was the result of the recognition of a loss on foreclosed assets of $27,700 and $131,500 for the six months ended December 31, 2012 and 2011, respectively.  Partially offsetting these decreases were increases in salaries and employee benefits, service and data processing fees, and advertising and promotion.  The increase in salaries and employee benefits of $129,000 and $63,000 when comparing the six months and three months ended December 31, 2012 and 2011, respectively, was primarily the result of an increase in the number of employees.  Included in the increases in service and data processing fees of $39,000 and $13,000 when comparing the six months and three months ended December 31, 2012 and 2011, respectively, were increased costs associated with the increase in the number of accounts with a debit card.

•	Total assets of the Company were $624.5 million at December 31, 2012 as compared to $590.7 million at June 30, 2012, an increase of $33.8 million, or 5.7%.
•
Securities available for sale and held to maturity amounted to $245.4 million, or 39.3% of assets, at December 31, 2012 as compared to $233.9 million, or 39.6% of assets, at June 30, 2012, an increase of $11.5 million or 4.9%.

•
Net loans grew by $20.7 million or 6.3% to $347.5 million at December 31, 2012 as compared to $326.8 million at June 30, 2012.  The loan growth experienced during the six months primarily consisted of $5.5 million in nonresidential real estate loans, $11.5 million in residential mortgage loans, $2.3 million in construction loans, $111,000 in multi-family mortgage loans and $2.0 million in non-mortgage loans, and was partially offset by a $587,000 increase in the allowance for loan loss.  The continued low interest rate environment and strong customer satisfaction from personal service continued to enhance loan growth.

•
Total deposits increased to $545.7 million at December 31, 2012 from $511.9 million at June 30, 2012, an increase of $33.8 million, or 6.6%.  This increase was partially the result of an increase of $13.5 million in balances at the Greene County Commercial Bank due primarily to the annual collection of taxes by several local school districts.

•
Borrowings decreased $700,000 from $21.0 million at June 30, 2012 to $20.3 million at December 31, 2012.  During the quarter and six months ended December 31, 2012, the Company prepaid $1.0 million in long term borrowings and recognized a prepayment penalty of $43,000.

•
Total shareholders’ equity increased $1.9 million to $54.6 million at December 31, 2012, or 8.7% of total assets, from $52.7 million at June 30, 2012 primarily resulting from $3.4 million in net income for the six-month period less the payment of $1.5 million in dividends during the period.

Headquartered in Catskill, New York, the Company provides full-service community-based banking in its twelve branch offices located in Greene, Columbia and Albany Counties.  Customers are offered 24-hour services through ATM network systems, an automated telephone banking system and Internet Banking through its web site at http://www.tbogc.com.

This press release contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from those projected in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of the Company’s pricing, products and services.

	At or for the Six		At or for the Three
	Months Ended December 31,		Months Ended December 31,
	2012	2011	2012	2011
Dollars In thousands, except share and per share data
Interest income	$12,238	$12,363	$6,107	$6,158
Interest expense	1,476	1,941	737	935
Net interest income	10,762	10,422	5,370	5,223
Provision for loan losses	985	896	541	422
Noninterest income	2,575	2,422	1,296	1,208
Noninterest expense	7,419	7,426	3,746	3,768
Income before taxes	4,933	4,522	2,379	2,241
Tax provision	1,500	1,518	710	746
Net Income	$3,433	$3,004	$1,669	$1,495

Basic EPS	$0.82	$0.72	$0.40	$0.36
Weighted average shares outstanding	4,184,747	4,146,965	4,185,562	4,148,102

Diluted EPS	$0.81	$0.72	$0.39	$0.36
Weighted average diluted shares outstanding	4,223,329	4,190,187	4,225,746	4,190,211

Dividends declared per share 3	$0.350	$0.350	$0.175	$0.175

Selected Financial Ratios
Return on average assets1	1.13%	1.09%	1.07%	1.07%
Return on average equity1	12.79%	12.20%	12.30%	11.98%
Net interest rate spread1	3.58%	3.79%	3.47%	3.76%
Net interest margin1	3.67%	3.92%	3.55%	3.88%
Efficiency ratio2	55.63%	57.82%	56.20%	58.59%
Non-performing assets to total assets	1.16%	1.35%
Non-performing loans to net loans	2.04%	2.31%
Allowance for loan losses to non-performing loans	95.60%	77.83%
Allowance for loan losses to total loans	1.91%	1.77%
Shareholders’ equity to total assets	8.75%	9.05%
Dividend payout ratio3	42.68%	48.61%
Book value per share	$13.05	$12.20

1 Ratios are annualized when necessary.
2 Noninterest expense divided by the sum of net interest income and noninterest income.
3 Greene County Bancorp, MHC (the “MHC”), the owner of 55.1% of the shares outstanding by the Company, waived its right to receive the dividends during the six months ended December 31, 2011, no adjustment has been made to account for this waiver.  During the six months ended December 31, 2012, the MHC did not receive permission to waive dividends.  The Federal Reserve Bank has adopted interim final regulations that impose significant conditions and restrictions on the ability of mutual holding companies to waive the receipt of dividends from their subsidiaries, and the MHC did not obtain the non-objection of the Federal Reserve Board to waive the receipt of its dividends on the Company’s common stock during the quarter ended September 30, 2012.

	As of December 31, 2012	As of June 30, 2012
Dollars In thousands
Assets
Total cash and cash equivalents	$10,430	$7,742
Long term certificate of deposit	250	---
Securities- available for sale, at fair value	77,987	87,528
Securities- held to maturity, at amortized cost	167,449	146,389
Federal Home Loan Bank stock, at cost	1,713	1,744

Gross loans receivable	353,712	332,450
Less: Allowance for loan losses	(6,764)	(6,177)
Unearned origination fees and costs, net	599	478
Net loans receivable	347,547	326,751

Premises and equipment	14,605	14,899
Accrued interest receivable	2,747	2,688
Foreclosed real estate	140	260
Prepaid expenses and other assets	1,680	2,655
Total assets	$624,548	$590,656

Liabilities and shareholders’ equity
Noninterest bearing deposits	$54,298	$52,783
Interest bearing deposits	491,392	459,154
Total deposits	545,690	511,937

Borrowings from FHLB, short term	14,300	14,000
Borrowings from FHLB, long term	6,000	7,000
Accrued expenses and other liabilities	3,931	5,055
Total liabilities	569,921	537,992
Total shareholders’ equity	54,627	52,664
Total liabilities and shareholders’ equity	$624,548	$590,656
Common shares outstanding	4,185,671	4,182,671
Treasury shares	119,999	122,999